VIRTUS OPPORTUNITIES TRUST

(the “Fund”)

AMENDMENT NO. 10 TO

CLASS C SHARES

AMENDED AND RESTATED DISTRIBUTION PLAN PURSUANT TO RULE 12b-1

under the

INVESTMENT COMPANY ACT OF 1940

THIS AMENDMENT made effective as of the 28th day of August, 2012 amends that certain Class C Shares Amended and Restated Distribution Plan Pursuant to Rule 12b-1 under the Investment Company Act of 1940, dated March 1, 2007, and amended on June 27, 2007, September 24, 2007, October 1, 2007, January 31, 2008, March 2, 2009, April 21, 2009, June 30, 2010, September 14, 2010 and March 15, 2011, by and for the Fund (the “Plan”) as herein below provided.

W I T N E S S E T H :

WHEREAS, the Fund wishes to amend Appendix A of the Plan to reflect the addition of the following new series of the Fund: Virtus Emerging Markets Debt Fund, Virtus Emerging Markets Equity Income Fund, Virtus Herzfeld Fund, Virtus International Small-Cap Fund and Virtus Wealth Masters Fund, each of which has been approved as a party to the Plan.

NOW, THEREFORE, in consideration of the foregoing premise, the Fund hereby agrees that the Plan is amended as follows:

1.	Appendix A to the Plan is hereby replaced with Appendix A attached hereto and made a part of the Plan.

2.	Except as herein provided, the Plan shall be and remain unmodified and in full force and effect. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Plan.

APPENDIX A

(as of August 28, 2012)

Virtus Allocator Premium AlphaSector Fund
Virtus AlphaSector Rotation Fund
Virtus Alternatives Diversifier Fund
Virtus Bond Fund
Virtus CA Tax-Exempt Bond Fund
Virtus Dynamic AlphaSector Fund (formerly Virtus Market Neutral Fund)
Virtus Emerging Markets Debt Fund
Virtus Emerging Markets Equity Income Fund
Virtus Foreign Opportunities Fund
Virtus Global Commodities Stock Fund
Virtus Global Infrastructure Fund
Virtus Global Opportunities Fund
Virtus Global Premium AlphaSector Fund
Virtus Global Real Estate Securities Fund
Virtus Greater Asia ex Japan Opportunities Fund
Virtus Greater European Opportunities Fund
Virtus Herzfeld Fund
Virtus High Yield Fund
Virtus International Equity Fund
Virtus International Real Estate Securities Fund
Virtus International Small-Cap Fund
Virtus Multi-Sector Fixed Income Fund
Virtus Multi-Sector Short Term Bond Fund
Virtus Premium AlphaSector Fund
Virtus Real Estate Securities Fund
Virtus Senior Floating Rate Fund
Virtus Wealth Masters Fund